Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Worksport, LTD of our report dated April 13, 2021 relating to our audit of the December 31, 2020 and 2019 consolidated financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ Haynie & Company
Salt Lake City, Utah
August 3, 2021